Exhibit (a)(1)(C)

CONSENT FORM

      THIS WRITTEN CONSENT IS SOLICITED BY WHLP ACQUISITION LLC FOR ACTION BY WRITTEN CONSENT OF THE LIMITED PARTNERS OF WESTIN HOTELS LIMITED PARTNERSHIP (THE “PARTNERSHIP”) TO BE EFFECTIVE AS SET FORTH IN THE OFFER TO PURCHASE AND SOLICITATION STATEMENT, DATED SEPTEMBER [     ], 2003, ACCOMPANYING THIS CONSENT FORM. THIS WRITTEN CONSENT IS NOT SOLICITED BY OR ON BEHALF OF THE PARTNERSHIP, THE GENERAL PARTNER OR THE BOARD OF DIRECTORS OF THE GENERAL PARTNER.

      Note:     If you wish to tender your Units, in addition to delivering your consent to the Proposals described in this Consent Form, you must also fill out, sign and deliver the Agreement of Assignment and Transfer that is included in this package.

      The undersigned, with respect to each unit of limited partnership interest in the Partnership held of record by the undersigned on [               ], 2003, hereby sets forth his, her or its vote in connection with the written consents solicited by WHLP Acquisition LLC (including to its assignee or assignees, “Purchaser”) as described in the Offer to Purchase and Solicitation Statement, dated September [     ], 2003, accompanying this Consent Form. Capitalized terms used herein have the meanings given to them in the Offer to Purchase and Solicitation Statement.

      Please sign and date this Consent Form. You are encouraged to indicate your vote by marking the appropriate boxes below. Failure to check any of the boxes with respect to any Proposal will constitute a vote “FOR” such Proposal.

      Please mail, or send by hand delivery, overnight courier or facsimile, the executed original of this Consent Form to the Depositary:

American Stock Transfer & Trust Company

59 Maiden Lane
New York, NY 10038
Facsimile: 718-234-5001

      A pre-addressed, postage-paid envelope is enclosed for your convenience. The method of delivery of this Consent Form and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by our Depositary. If delivery is by mail, we recommend registered mail with return receipt requested. If delivery is by facsimile, you must also return the original documents, which originals, only, may be received after the Expiration Date provided that the facsimile is received prior to or on the Expiration Date. In all cases, you should allow sufficient time to ensure timely delivery prior to October [     ], 2003 (or such date as our Offer and Consent Solicitation are extended).

      Please call Purchaser’s Information Agent, D. F. King & Co., Inc. at 1-888-605-1957 (Toll-Free) (Banks and Brokers call Collect at (212) 269-5550) if you have any questions regarding the consent solicitation.

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK IN BLUE OR BLACK INK AS SHOWN HERE ☒.

      The undersigned hereby consents to the Proposals, as more fully described in and subject to the accompanying Offer to Purchase and Solicitation Statement dated September [     ], 2003, as indicated below.

(1)	The Proposal to allow Purchaser to submit on my behalf, as my agent and attorney-in-fact, amendments to the Partnership Agreement (the “Amendments”) to which I have consented in (2) and an accompanying statement of purpose.

FOR ☐                    AGAINST ☐                    ABSTAIN ☐

(2)	The Proposal to adopt the following Amendments to the Partnership Agreement set forth in Annex E to the Offer to Purchase and Solicitation Statement.

(2.a)	Amendments to render the transfer restrictions and notice requirements (and the delaying of transfers until the end of a calendar quarter) contained in Article 11 of the Partnership Agreement inapplicable to the transfer of Units in connection with the Offer and the Merger or in connection with any other cash tender offer for all of the outstanding Units by a bidder who has disclosed an intention to effect a merger of the Partnership upon completion of the tender offer in which the merger consideration is equal to the tender offer price and prohibit the General Partner from giving effect to any other transfer restrictions in connection with the Offer or the Merger, or similar tender offers and mergers.

FOR ☐                    AGAINST ☐                    ABSTAIN ☐

(2.b)	Amendments to permit a Qualified Merger to be effected upon the consent of Limited Partners who collectively hold more than 50% of the Units, without the consent of the General Partner, and to require the Partnership to immediately recognize transfers following these types of transactions, rather than waiting until the end of a calendar quarter.

FOR ☐                    AGAINST ☐                    ABSTAIN ☐

(3)	The Proposal to approve the Merger between a subsidiary of Starwood Hotels & Resorts Worldwide, Inc. and the Partnership, and the Merger Agreement related thereto, following the adoption of the Amendments to the Partnership Agreement and the Merger Agreement related thereto.

FOR ☐                    AGAINST ☐                    ABSTAIN ☐

      I hereby irrevocably constitute and appoint Purchaser and its designees as my true and lawful attorneys-in-fact and proxies with respect to the Units (and with respect to any and all other Units or other securities issued or issuable in respect of such Units on or after Purchaser’s Offer Date), each with full power of substitution, to the full extent of my rights (such power of attorney and proxy being deemed to be an irrevocable durable power coupled with an interest and being unaffected by my disability, incapacity, dissolution, termination or bankruptcy) to vote on the three Proposals described above in the same manner as indicated in this Consent Form (or, if not so indicated, “FOR” the respective Proposals) and to make the submission to the General Partner as contemplated by the first Proposal described above.

      Note: If you wish to tender your Units in addition to delivering your consent to the Proposals described in this Consent Form, you must also fill out, sign and deliver the Agreement of Assignment and Transfer that is included in this package.

Signature(s) of Limited Partners(s) Name:

Signature of Representative Name: Capacity:
Dated:                               , 2003

      (NOTE: Please sign exactly as your name or names appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)

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